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                                                              Exhibit 10.12 (iv)

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") dated as of January 14, 1997 is entered into by Credentials Services International, Inc., a Delaware corporation ("Debtor"), and LaSalle National Bank ("Secured Party").

                                   Recitals:

         A. Debtor and Secured Party have entered into a certain Credit Agreement of even date herewith (as amended, restated or otherwise modified and in effect from time to time, the "Credit Agreement"), pursuant to which Secured Party has agreed, subject to the terms and conditions thereof, to make loans and other financial accommodations to Debtor from time to time.

         B. Secured Party has required, as a condition to its entering into the Credit Agreement, that Debtor execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the premises and to induce Secured Party to enter into the Credit Agreement and to make loans and financial accommodations to Debtor thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. Capitalized terms used herein without definition are used herein as defined in the Credit Agreement. In addition, the following terms shall have the following meanings:

         "Accounts" shall mean any "account," as such term is defined in the Uniform Commercial Code and, in any event, shall include, without limitation, all Accounts as defined in the Credit Agreement.

         "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Uniform Commercial Code.

         "Collateral" is defined in Section 2 hereof.

         "Contracts" shall mean all contracts, undertakings or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

         "Copyrights" shall mean any of Debtor's copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule 3 attached hereto, and all renewals of any of the foregoing, all income, royalties, damages and payments now or hereafter due or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

         "Documents" shall mean any "documents," as such term is defined in the Uniform Commercial Code.

         "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code and shall include motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

         "General Intangibles" shall mean any "general intangibles," as such term is defined in the Uniform Commercial Code and shall include, without limitation, all right, title and interest in or under any Contract, drawings, materials and records, claims, literary rights, goodwill, rights of performance, Copyrights, Trademarks, patents, warranties, rights under insurance policies and rights of indemnification.

         "Goods" shall mean any "goods," as such term is defined in the Uniform Commercial Code.




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         "Instruments" shall mean any "instrument," as such term is defined in the Uniform Commercial Code and shall include, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit and Chattel Paper.

        "Inventory" shall mean any "inventory," as such term is defined in the Uniform Commercial Code.

         "Investment Property" shall mean any "certificated security," or "uncertificated security" as such terms are defined in the Uniform Commercial Code.

         "Patents" shall mean any of Debtor's patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule 4 attached hereto, and the reissues, divisions, continuation, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

         "Proceeds" shall mean "proceeds," as such term is defined in the Uniform Commercial Code and shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments, in any form whatsoever, made or due and payable from time to time in connection with any confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority, and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

         "Trademarks" shall mean any of Debtor's trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, the trademarks and applications listed on
Schedule 5 attached hereto and renewals thereof, and all income, royalties, damages and payments now or hereafter due or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois; provided, however, if, by reason of mandatory provisions of law, the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         2. Grant of Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, Debtor hereby pledges and grants to Secured Party a Lien on and security interest in and to all of Debtor's right, title and interest in the following property and interests in property, whether now owned or hereafter acquired by Debtor and wherever located (collectively, the "Collateral"):

         (a)     all Accounts;

         (b)     all Inventory;

         (c)     all General Intangibles;

         (d) all Instruments, together with all payments thereon or thereunder;

         (e)     all Equipment;


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         (f)     all Documents;

         (g)     all Contracts;

         (h)     all Goods;

         (i)     all Investment Property;

         (j) all bank and depositary accounts maintained by Debtor, including, without limitation, the Cash Collateral Account, all funds on deposit therein, all investments arising out of such funds, all claims thereunder or in connection therewith, and all cash, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of such accounts;

         (k) all other tangible and intangible property of Debtor, including without limitation, all Proceeds, products, accessions, rents, profits, income, benefits, substitutions, additions and replacement of and to any of the property described in this Section 3 including, without limitation, any proceeds of insurance thereon and all rights, claims and benefits against any Person relating thereto) and all books, correspondence files, records, invoices and other papers, including, without limitation, all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of Debtor or any computer bureau or service company from time to time acting for Debtor.

         3. Representations, Warranties and Covenants of Debtor. Debtor represents and warrants to, and covenants with, Secured Party as follows:

         (a) Debtor is and will be the owner of the Collateral and no Lien other than Permitted Liens exists or will exist upon such Collateral at any time.

         (b) This Agreement is effective to create in favor of Secured Party a valid security interest in and Lien upon all of Debtor's right, title and interest in and to the Collateral and, upon the filing of appropriate Uniform Commercial Code financing statements in the jurisdictions listed on
Schedule 1 attached hereto, such security interest will be duly perfected in all of the Collateral (other than Instruments not constituting Chattel Paper, Investment Property, deposit accounts and cash), and upon delivery of the Instruments to Secured Party, duly endorsed by Debtor or accompanied by appropriate instruments of transfer duly executed by Debtor, the security interest in the Instruments will be duly perfected.

         (c) All of the Equipment, Inventory and Goods is located at the places specified on Schedule 1 attached hereto. Except as disclosed on
Schedule 1, none of the Collateral is in the possession of any bailee, warehouseman, processor or consignee. The chief place of business, chief executive office and the office where Debtor keeps its books and records are located at the place specified on Schedule 1. Debtor does not do business and has not done business under any trade name or fictitious business name except as disclosed on Schedule 2 attached hereto.

         (d) No Copyrights, Patents or Trademarks have been adjudged invalid or unenforceable or have been canceled, in whole or in part, or are not presently subsisting. Each of the Copyrights, Patents and Trademarks is valid and enforceable. Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Copyrights, patents and Trademarks, free and clear of any liens, charges and encumbrances, including, without limitation, licenses, shop rights and covenants by Debtor not to sue third persons. Debtor has adopted, used or is currently using, or has a current bona fide intention to use, all of the Trademarks and Copyrights. Debtor has no notice of any suits or actions commenced or threatened with respect to the Copyrights, Patents or Trademarks. The Copyrights, Patents and Trademarks listed on Schedules 3, 4 and 5, respectively, constitute all of the Copyrights, Patents and Trademarks owned by Debtor as of the date hereof.

         (e) All information heretofore, herein or hereafter furnished to Secured Party by or on behalf of Debtor with respect to the Collateral and the Account Debtors is and will be accurate and complete in all material respects.


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         4.    Agreements of Debtor. Debtor hereby agrees with Secured Party as follows:

         (a) Delivery of Instruments. Debtor shall deliver and pledge to Secured Party any and all Instruments, duly endorsed or accompanied by such instruments of assignment and transfer executed by Debtor in such form and substance as Secured Party may request.

         (b) Other Documents and Actions. Debtor shall give, execute, deliver, file or record any financing statement, notice, instrument, agreement or other document that may be necessary or desirable in the reasonable judgment of Secured Party to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Secured Party to exercise and enforce the rights of Secured Party hereunder with respect to such security interest.

         (c) Books and Records. Debtor shall maintain at its own cost and expense complete and accurate books and records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Upon the occurrence and during the continuation of any Event of Default, Debtor shall deliver any such books and records, or true and correct copies thereof, to Secured Party at any time on demand. Debtor shall permit any representative of Secured Party to inspect such books and records at any time during reasonable business hours and shall provide photocopies thereof at Debtor's expense to Secured Party upon the request of Secured Party.

         (d) Notice to Account Debtors; Verification. (i) Upon the occurrence and during the continuance of any Event of Default, upon request of Secured Party, Debtor shall promptly notify (and Debtor hereby authorizes Secured Party so to notify) each Account Debtor in respect of any Accounts or Instruments that such Collateral has been assigned to Secured Party and that any payments due or to become due in respect of such Collateral are to be made directly to Secured Party, and (ii) Secured Party shall have the right at any time or times to make direct verification with the Account Debtors of any and all of the Accounts.

         (e) Intellectual Property. If Debtor shall (i) obtain rights to any patentable inventions, Copyrights, Patents or Trademarks not listed on
Schedule 3, 4 or 5, or (ii) become entitled to the benefit of any Copyrights, Patents or Trademarks or any improvements on any Patent, the provisions of this Agreement shall automatically apply thereto and Debtor shall give Secured Party prompt written notice thereof. Debtor hereby authorizes Secured Party to modify this Agreement by amending Schedules 3, 4 and 5, as applicable, to include any such Copyrights, Patents and Trademarks. Debtor shall have the duty, to the extent required by reasonable commercial judgment and, in any event, if the failure to do so could reasonably be expected to have a Material Adverse Effect, (i) to prosecute diligently any patent, trademark, copyright or service mark applications pending as of the date hereof or thereafter, (ii) to make application on unpatented but patentable inventions and on trademarks, copyrights and service marks, as appropriate, (iii) to preserve and maintain all rights in the Copyrights, Patents and Trademarks, and (iv) to ensure that the Copyrights, Patents and Trademarks are and remain enforceable. Any expenses incurred in connection with Debtor's obligation under this Section 4(e) shall be borne by Debtor. Debtor shall not abandon any right to file a patent, trademark, copyright or service mark application, or abandon any pending patent application, or any other Copyright, Patent or Trademark without the written consent of Secured Party, unless such abandonment could not reasonably be expected to have a Material Adverse Effect.

         (f) Further Identification of Collateral. Debtor shall, when and as often as reasonably requested by Secured Party, furnish to Secured Party, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

         (g) Investment Property. Debtor shall take any and all actions required or requested by Secured Party, from time to time, to (i) cause Secured Party to obtain exclusive control of any Investment Property owned by Debtor in a manner acceptable to Secured Party and (ii) obtain from any issuers of Investment Property and such other Persons, for the benefit of Secured Party, written confirmation of Secured Party's control over such Investment Property.


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         (h)     Compliance with Loan Documents.  Debtor shall comply with the provisions of the Loan Documents applicable to the Collateral, including, without limitation, maintenance of insurance, restrictions on dispositions and providing Secured Party the right to inspections with respect to the Collateral.

         (i) Other Liens. Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and shall defend the right, title and interest of Secured Party in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.

         (j) Preservation of Rights. Whether or not any Event of Default has occurred or is continuing, Secured Party may, but shall not be required to, take any actions Secured Party reasonably deems necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral, including obtaining insurance on the Collateral at any time when Debtor has failed to do so, and Debtor shall promptly pay, or reimburse Secured Party for, all expenses incurred in connection therewith.

         (k) Changes in Name; Location. Debtor shall notify Secured Party promptly in writing prior to any change in Debtor's name, identity or corporate structure or the proposed use by Debtor of any trade name or fictitious business name other than any such name set forth on Schedule 2 attached hereto. Debtor shall keep the Collateral at the locations specified in Schedule 1 and shall give Secured Party 30 days' prior written notice of any change in Debtor's chief place of business or of any new location for any of the Collateral.

         (i) Bank Accounts; Collections. (i) Debtor shall not establish any deposit account with any financial institution unless permitted by the terms of the Credit Agreement.

         (m) Until notice from Secured Party to the contrary, given at any time after the occurrence and during the continuance of any Default, Debtor shall, at its own expense, endeavor to collect all amounts due with respect to any of the Accounts and shall take such action with respect to such collection as Debtor may deem advisable.

         (n) Upon demand therefor by Secured Party at any time following the occurrence and during the continuance of any Default, Debtor shall, forthwith upon receipt, transmit and deliver to Secured Party, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money which may be received by Debtor at any time in payment or otherwise as proceeds of any Collateral. Any such items which may be so received by Debtor shall not be commingled by Debtor with any of its other funds or property but, until delivery to Secured Party, shall be held separate and apart from such other funds and property and in trust for Secured Party.

         5. Remedies. During the period during which an Event of Default shall have occurred and be continuing:

         (a) Secured Party shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a Secured Party upon default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral) and Lender may, without notice, demand or legal process of any kind except as may be required by law, at any time or times (i) enter Debtor's premises and take physical possession of the Collateral and maintain such possession on Debtor's premises, at no cost to Lender, or remove the Collateral or any part thereof to such other place or places as Secured Party may desire, (ii) require Debtor to, and Debtor hereby agrees to, assemble the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Secured Party and Debtor and (iii) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the offices of Secured Party or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned;


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         (b)     Secured Party may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments or otherwise modify the terms of, any of the Collateral; and

         (c) Secured Party may, in the name of Secured Party or in the name of Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

         6. Deficiency; Application of Proceeds. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, Debtor shall remain liable for any deficiency. The proceeds of any collection, sale or other realization of all or any part of the Collateral shall be applied: first, to payment of all expenses payable or reimbursable by Debtor under the Loan Documents; second, to payment of all accrued unpaid interest on the Revolving Loans; third, to payment of principal of the Revolving Loans; fourth, to payment of all accrued unpaid interest on the Term Loan; fifth, to payment of principal of the Term Loan; sixth, to payment of any other amounts owing constituting Obligations; and last, any remainder shall be for the account of and paid to Debtor.

         7. Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in the discretion of Secured Party, after the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of Debtor, without notice to or assent by Debtor, to do the following upon the occurrence and during the continuance of an Event of
Default:

         (a) to ask, demand, collect, receive and acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notices acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral;

         (b) to pay or discharge charges or Liens levied or placed on or threatened against the Collateral, other than Permitted Liens, to effect any insurance required by the terms of the Credit Agreement and to pay all or any part of the premiums therefor;

         (c) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to become due thereunder directly to Secured Party or as Secured Party may direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due in respect of or arising out of any Collateral;

         (d) to sign and indorse any invoices, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Documents constituting or relating to the Collateral;

         (e) to commence and prosecute any suits, actions or proceedings to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

         (f) to participate in the defense of any suit, action or proceeding brought against Debtor with respect to any Collateral, or to defend same with Debtor's consent;

         (g) to settle, compromise or adjust any such suit, action or proceeding as it relates to the Collateral and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate;


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         (h)     to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Debtor in and under the Contracts hereunder and other matters relating thereto;

         (i) to execute, in connection with any sale of Collateral provided for in Section 5 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

         (j) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes and to do, at Secured Party's option and at Debtor's expense, at any time or from time to time, all acts and things which Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and Secured Party's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

Debtor hereby ratifies, to the extent permitted by law, all actions that such attorneys lawfully take or cause to be taken by virtue hereof. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full and the Credit Agreement is terminated.

         8. Termination. This Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Credit Agreement and the full and complete performance and satisfaction of all Obligation (regardless of whether the Credit Agreement shall have earlier terminated).

         9. Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as Secured Party may reasonably require in order for Secured Party to obtain the full benefits of this Agreement, including, without limitation, using Debtor's best efforts to secure all consents and approvals necessary or appropriate for the assignment to Secured Party of any Collateral held by Debtor or in which Debtor has any rights not heretofore assigned, the filing of any financing or continuation statements under the Uniform Commercial Code with respect to the Liens and security interests granted hereby, transferring Collateral to Secured Party's possession if a security interest in such Collateral can be perfected by possession, placing the interest of Secured Party as lienholder on the certificate of title of any motor vehicle and obtaining waivers of liens from landlords and mortgagees. Debtor further hereby authorizes Secured Party to file any such financing or continuation statement without the signature of Debtor to the extent permitted by law.

         10. Limitation on Duty of Secured Party. The powers conferred on Secured Party under this Agreement are solely to protect the Secured Party's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any of the Collateral. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither Secured Party nor any of their respective officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for gross negligence or willful misconduct. Without limiting the foregoing, Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which Secured Party, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that Secured Party shall have no responsibility for taking any necessary steps, other than steps taken in accordance with the standard of care set forth above, to preserve rights against any Person with respect to any Collateral.

         11.    Debtor to Remain Liable.  Without limiting the generality of
Section 10, Secured Party shall have no obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to Secured Party of a security interest therein or assignment thereof or the receipt by Secured Party of any payment relating to any Contract or license hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Debtor under or pursuant to any Contract or license, or to make any payment or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount which may have been assigned to it or which it may be entitled at any time or times.


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


         12.    Miscellaneous.

         (a) No Waiver. No failure on the part of Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

         (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the choice of law principles thereof.

         (c) Notices. All notices, demands and requests that any party is required or elects to give to any other party shall be given in accordance with the provisions of the Credit Agreement.

         (d) Amendments. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Debtor and Secured Party.

         (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, provided, that Debtor shall not assign or transfer its rights hereunder without the prior written consent of Secured Party.

         (f) Counterparts; Headings. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

         (g) Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible, and the invalidity or unenforceability of any provision in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         (h) Other Loan Documents. This Agreement supplements the other Loan Documents and nothing in this Agreement shall be deemed to limit or supersede the rights granted to Secured Party in any other Loan Document. If any item of Collateral hereunder also constitutes collateral granted to Secured Party under any other mortgage, agreement or instrument, in the event of any conflict between the provisions of this Agreement and the provision of such other mortgage, agreement or instrument, the provision or provisions selected by Secured Party shall control


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


with respect to such Collateral. In the event of any conflict between any provision of this Agreement and any provision of the Credit Agreement, the provisions of the Credit Agreement shall control to the extent of such inconsistency.

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed and delivered as of the date first written above.

                                        CREDENTIALS SERVICES INTERNATIONAL, INC.


                                        By:   /s/ Vineet Pruthi
                                          --------------------------------------
                                        Name: Vineet Pruthi
                                        Title: Chief Financial Officer

                                        LASALLE NATIONAL BANK


                                        By:  /s/Andrew Kanfer
                                          --------------------------------------
                                        Name: Andrew Kanfer
                                        Title: Loan Officer

                                   SCHEDULE 1
                                       TO
                               SECURITY AGREEMENT

                        Offices; Locations of Collateral

1.  Chief Executive Office:

         333 City Boulevard West, 10th Floor
         Orange, California 92668


2.  Locations of Tangible Collateral:

         (a) 333 City Boulevard West, 10th Floor
         Orange, California 92668
         [Three leased, on-site lockers in basement, containing certain records, inventory and equipment.]


         (b) 1700 Alma Drive, Suite 500
         Plano,Texas 75075




         (c) Public Storage
         601 N. Main Street
         Orange, California 92868
         [Locker Containing old mainframe
         terminals and miscellaneous files.]


         (A) Arcus Data Security
         PO Box 488
         Gardena, California 90248
         [Security storage of back-up data tapes.]

                                   SCHEDULE 2
                                       TO
                               SECURITY AGREEMENT

                         Trade Names; Fictitious Names



1.        CSI uses the following unregistered trade names:

          American Privacy Watch
          Business Credentials
          Credentials and Monitor Service
          Loss Notification Service
          Operation Identification Service
          Privacy Watch Service
          Small Business Credit Monitor
          Three Bureau Credit Report
          U.S. Marshall's Operation Identification

2.        Credentials is a registered service mark:

          Federal Service Mark: "CREDENTIALS"
          Registration Number: 1,466,544
          Expiration Date: November 24, 2007

                                   SCHEDULE 3
                                       TO
                               SECURITY AGREEMENT

                                   Copyrights


         None.

                                   SCHEDULE 4
                                       TO
                               SECURITY AGREEMENT

                                    Patents

         None.


-

                                   SCHEDULE 5
                                       TO
                               SECURITY AGREEMENT

                                   Trademarks

                    Privacy Watch is a registered trademark:





                 Trademark: "Privacy Watch"
                 Registration Number: 2,000,996
                 Expiration Date: September 27, 2006